RESOLUTIONS OF THE
BOARD OF DIRECTORS OF
UWHARRIE CAPITAL CORP
        WHEREAS, the persons named below are designated as "Reporting Persons" of Uwharrie Capital Corp (the "Company") for purposes of Rule 16a (Reporting Requirement):
        1.   Board of Directors                      Uwharrie Capital Corp

        2.   Roger L. Dick                      President and Chief Executive Officer                                                         Uwharrie Capital Corp

        3.   Brendan P. Duffey                       Executive Vice President &
                                                        Chief Operating Officer                                                                       Uwharrie Capital Corp
        4.   Robert O. Bratton                        Chief Financial Officer
                                                        Uwharrie Capital Corp
        5.   Barbara S. Williams                Executive Vice President & Controller
                                                        Uwharrie Capital Corp
        6.   Christy D. Stoner                President & Chief Executive Officer
                                              The Strategic Alliance Corporation                                                                  (subsidiary of Bank of Stanly) Strategic                                                        Investment Group and BOS Agency Inc. and
                                           Chief Executive Officer Strategic                                                                                     Investment Advisors Inc.
                                                Executive Vice President of Marketing
                                                Uwharrie Capital Corp
        7.   Jeffrey M. Talley                        President Strategic Investment
                                                        Advisors, Inc.
        8.   Dana A. Maness                        President Anson Bank & Trust Co.                                                                 (subsidiary bank)

        9.   W. D. "Bill" Lawhon, Jr.           President & Chief Executive Officer
                                                      Bank of Stanly (subsidiary bank)
     10.   Patricia K. Horton                    President & Chief Executive Officer
                                                      Cabarrus Bank & Trust Company
                                                      (subsidiary bank)

        FURTHER, all other officers of the Company are excluded from policymaking functions and, therefore, are not "Reporting Persons" of the Company.
        FURTHER, those persons named will be responsible for complying with the "Pre-Clearance Policy for Uwharrie Capital Corp Stock Transactions" as set forth by the Board of Directors and for notifying Tamara M. Singletary, who has been designated as the Company's contact person for stock matters, prior to engaging

SEC "Reporting Persons" Resolution
Poll of UCC Board of Directors
January 26, 2010
in any transaction involving or effecting any change in his/her beneficial ownership of equity securities of the Company including, without limitation, any change resulting from any private negotiation trade, market trade through the
Company, gifts, custodial accounts, trusts, corporations, partnerships, marriages, deaths, incentive stock options, employee stock purchase plan, employee benefit plan, etc.) in order to prevent violations of Rule 16a and 16b.
        FURTHER, compliance with the reporting rules is the sole responsibility of the individual Reporting Persons and not the Company; however, Tamara M. Singletary will assist persons with reporting forms to ensure timely filings with the Securities and Exchange Commission (SEC).
        FURTHER, the "Reporting Persons" authorize and designate Roger L. Dick, Brendan P. Duffey or Tamara M. Singletary to sign SEC Forms 3, 4 and 5 and file in their behalf, if needed.  Notice of this signature authorization will be given to the Securities and Exchange Commission by providing a copy of this resolution.
                        ______   (Poll of UCC Board of Directors January 26, 2010)